UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2010

PINNACLE GAS RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33457	30-0182582
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 East Alger Street

Sheridan, Wyoming 82801

(Address of Principal Executive Offices) (Zip Code)

(307) 673-9710

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.04.   Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As previously disclosed, on January 13, 2010, Pinnacle Gas Resources, Inc. (the “Company”) and its lender entered into a Seventh Amendment and Waiver to the Company’s credit facility, waiving its obligation to comply with certain provisions of the credit agreement and modifying certain references in the Fifth Amendment to the Credit Agreement previously signed (the “Seventh Amendment”).  The Seventh Amendment provided a waiver for these provisions of the credit agreement through June 15, 2010.  It further required payment of the loan in full by thirty days after the earlier of June 15, 2010 or thirty days following the termination of the pending merger (the “Merger”) with Scotia Waterous USA, Inc. (“Scotia”).  The Seventh Amendment also required the Company to make monthly principal and interest payments.

On July 8, 2010, the Company was notified by its lender that it failed to make the principal and interest payments due on July 1, 2010 and that such missed payments constituted an Events of Default under the Credit Agreement.  The Company remains obligated to pay all amounts outstanding under the credit agreement on or before July 15, 2010 and has advised its lender that it will not be paying these amounts.  The current amount outstanding under the credit facility is approximately $5,100,000.

To date, the lender has not accelerated the payment of the amounts due.

The default under the terms of the credit agreement is also a default under the term of the Merger Agreement with Scotia, providing Scotia the right to terminate the Merger.  Scotia has indicated at this time that it will not waive the default; however, it has not terminated the Merger.  Accordingly, the Company and Scotia are proceeding with the Merger, and the shareholder meeting to approve the Merger is scheduled for August 9, 2010.

The Company has requested additional waivers from its lender; however, there can be no assurance that it will be able to obtain such waivers or that such waivers will be obtained on acceptable terms. If the Company is unable to obtain future waivers and/or to comply with the restrictive covenants, the lender could foreclose on properties held by liens.  Due to borrowing base limitations and waiver stipulations, the Company is currently unable to incur additional indebtedness under the credit facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 2010	PINNACLE GAS RESOURCES, INC.

	By:	/s/Peter G. Schoonmaker
Peter G. Schoonmaker
President and Chief Executive Officer